PRELIMINARY PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AUGUST 9, 2013 CONFIDENTIAL Project Cougar DRAFT Exhibit (c)(4)

CONFIDENTIAL PROJECT COUGAR
Disclaimer
The information herein has been prepared by Lazard based upon information supplied by Cougar (the “Company”)
or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the
Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure.
Lazard is acting as financial advisor to the Special Committee of Cougar’s Board of Directors, and will not be responsible for, and will not provide, any tax, accounting, actuarial, legal or other specialist advice.

Overview of Cheetah Offer
($ in millions, except per share amounts)

Source: Company filings, FactSet and Cougar management projections and Lazard estimates
Note: EBITDA adjusted for non-recurring items
Debt and cash based on projected 9/30/13 balance
CONFIDENTIAL PROJECT COUGAR
$9.25 revised
offer is ~4%
above the current
share price
Of Cougar’s fully-
diluted shares,
~12mm, or ~38%,
are held by
minority
Shareholders
Updated net debt
for projected
9/30/13 balance
and assumed
conversion of
Term Loan B
(conversion
preference of
$7.098 per share)
UNAFFECTED REVISED REVISED
PRICE OFFER OFFER (8/5/13)
(2/19/13) (5/2/13) LOW HIGH
Share Price $5.50 $8.25 $9.00 $9.25
Premium to Unaffected 0.0% 50.0% 63.6% 68.2%
Basic Shares Outstanding 26.8 26.8 26.8 26.8
Options / Warrants / RSUs 0.3 0.9 1.0 1.0
Convertible Debt 0.0 4.2 4.2 4.2
Fully Diluted Shares 27.2 31.9 32.0 32.1
EQUITY VALUE Fully-Diluted Equity Value $149 $263 $288 $297
Cash & Equivalents $51 $51 $51 $51
Term Loan A 60 60 60 60
Term Loan B 30 0 0 0
Net Debt (Cash) $38 $8 $8 $8
Enterprise Value $188 $272 $297 $305
EV / 2013 Net Revenue ($161mm) 1.2x 1.7x 1.8x 1.9x
EV / 2014 Net Revenue ($152mm) 1.2x 1.8x 2.0x 2.0x
EV / 2013 EBITDA ($47mm) 4.0x 5.8x 6.4x 6.5x
EV / 2014 EBITDA ($36mm) 5.2x 7.5x 8.2x 8.4x
PRICE
PERFORMANCE
SHARE COUNT
(TREASURY
METHOD)
PROJECTED
NET DEBT
(CASH)
AS OF
9/30/13
ENTERPRISE
VALUE

Cougar 2Q13 Earnings
($ in millions)

PROJECT COUGAR
2Q13 EARNINGS – COMPARISON VERSUS F-1 FORECAST AND LADENBURG ESTIMATES
CONFIDENTIAL
On August 6, 2013, Cougar released its 2Q13 earnings
2Q13 earnings exceeded both the F-1 forecast and Ladenburg Thalmann estimates on a net sales and adjusted EBITDA basis
Cougar’s 1H13A net sales fell slightly short of the F-1 forecast, however, Cougar exceeded the F-1 forecast on an EBITDA basis
The F-1 forecast for 1H13E includes 1Q13E and 2Q13E from the April 2 F-1 and the May 9 F-1, respectively
Source:
Public filings, Cougar management projections and Lazard estimates
Reported Comparison to F-1 Comparison to Ladenburg
2Q13A 1H13A 2Q13E ($) (%) 1H13E ($) (%) 2Q13E ($) (%)
Cardene IV $14.2 $28.1 $13.0 $1.2 9.5% $27.8 $0.2 0.8% - - -
Curosurf 11.3 20.8 9.9 1.3 13.2% 20.7 0.1 0.4% - - -
Zyflo 14.8 29.4 15.2 (0.5) (3.2%) 31.4 (2.0) (6.3%) - - -
Other Sales 0.2 0.2 0.8 (0.6) (76.9%) 0.7 (0.5) (75.3%) - - -
Net Sales $40.4 $78.4 $38.9 $1.5 3.8% $80.6 ($2.2) (2.7%) $35.8 $4.6 12.9%
Gross Profit $30.3 $56.2 $28.4 $1.9 6.8% $57.7 ($1.5) (2.7%) $23.6 $6.7 28.5%
% Margin 75.1% 71.7% 73.0% 2.1% 2.9% 71.7% 0.0% 0.0% 66.0% 9.1% 13.8%
Adj. EBITDA $17.1 $29.2 $9.4 $7.7 82.1% $24.3 $4.9 20.0% $9.6 $7.5 77.7%
% Margin 42.3% 37.3% 24.1% 18.2% 75.4% 30.2% 7.0% 23.3% 26.9% 15.4% 57.4%

Shares Traded (000s)
3,000
2,000
1,000
0
Total Volume 9,075
% Total Shares 34%
% Float 102%
VWAP
Last Month $8.72
Last 2 Months 8.69
Last 3 Months 8.88
Since Offer Disclosure 8.30
< $6.75
$6.76 - $7.25
$7.26 - $7.75
$7.76 - $8.25
$8.26 - $8.75
$8.76 - $9.25
> $9.25

Shares Traded (000s)
10,000
7,500
5,000
2,500
0
Total Volume 19,356
% Total Shares 72%
% Float 218%
VWAP $5.99
< $5.00
$5.01 - $5.50
$5.51 - $6.00
$6.01 - $6.50
$6.51 - $7.00
$7.01 - $7.50
> $7.50

LAZARD

CONFIDENTIAL
PROJECT COUGAR
Cougar Volume at Various Prices
(Volume in 000s)

Source: FactSet
Note: Float excludes 15.7mm shares held by Cheetah and 2.3mm shares held by insiders
Approximately 2.2x Cougar’s public float traded in the year prior to the 2/19/13 offer at a VWAP of $5.99.
Furthermore, approximately 34% of Cougar’s shares outstanding (representing 102% of the float) have traded since Cheetah’s letter was disclosed, at a VWAP of $8.30 per share
% Traded
12% 9% 3% 20% 28% 19% 10%
% Cumulative
12% 21% 24% 44% 71% 90% 100%
% Traded
14% 32% 6% 13% 20% 14% 2%
% Cumulative
14% 45% 52% 65% 85% 98% 100%
TRADING SINCE DISCLOSURE OF CHEETAH OFFER (FEBRUARY 20, 2013 TO PRESENT)
LAST TWELVE MONTHS PRIOR TO OFFER

METHOD EQUITY VALUE PER SHARE COMMENTS
Sum-of-the-Parts
DCF Analysis
10-12% WACC and terminal growth sensitized ±
5%; base assumes terminal growth of (10%) and
0% for branded and generic products, respectively
Going Concern
DCF Analysis
Terminal year of 2022 (9.5 year forecast period)
Values the Company as a going concern; assumes
15% of net revenue dedicated to R&D / BD
10-12% WACC; terminal growth rates of 1.5-3.5%
Precedent
Transactions
Analysis
EV / Net
Revenue
2.6-3.2x LTM 6/30/13A net revenue (low to high)
EV /
EBITDA
9.0-12.1x LTM 6/30/13A EBITDA (low to high)
Comparable
Companies
Analysis
EV / Net
Revenue
1.3-3.4x 2014E net revenue (low to mean)
EV /
EBITDA
7.3-11.0x 2014E EBITDA (low to mean)
Revised Offer: $9.25
Preliminary Valuation Overview
($ per share)
PROJECT COUGAR

Note: Per share value rounded to the nearest $0.05
Current Price: $8.87
CONFIDENTIAL
$8.20 $12.70
$7.75 $12.60
$7.90
$5.85
$14.00
$11.65
$7.40
$7.90
$12.00
$15.60
$18.85
$14.70
$12.10
$12.35
$0.00 $5.00 $10.00 $15.00 $20.00
50% Favorable P.IV
75% Favorable P.IV

Preliminary Secondary Financial Analyses – "Items Below the Line"

LAZARD

METHOD EQUITY VALUE PER SHARE COMMENTS
Leveraged Buyout
Analysis
Targets ~22.5-27.5% IRR
Assumes leverage at closing of 5.0x trough
EBITDA
Assumes 9x EBITDA exit multiple
Premiums Paid in Prior
Minority Buy-Ins
4-46% premium to unaffected share price
Premium based on low to high
52-Week Trading
Range
PROJECT COUGAR

CONFIDENTIAL
Note: Per share value rounded to the nearest $0.05
(a) Discount rate of 13% for price target represents Cougar’s cost of equity
$4.75
$5.70
$7.90
$10.25
$8.05
$8.50
$0.00 $5.00 $10.00 $15.00 $20.00
Price target discounted
one year at 13%
(a)
: $12.40
Ladenburg Thalmann
Price Target: $14.00
Revised Offer: $9.25 Current Price: $8.87
Premium to Unaffected Stock Price ($5.50) Low High
Sum-of-the-Parts DCF 44% 125%
Going Concern DCF 35% 120%
Precedent Transactions - EV / Net Revenue 112% 167%
Precedent Transactions - EV / EBITDA 155% 243%
Public Comparables - EV / Net Revenue 6% 259%
Public Comparables - EV / EBITDA 44% 294%
Assumes 50% probability of successful
outcome in Cardene IP litigation
($ per share)

Preliminary Sum-of-the-Parts DCF Analysis
($ in millions, except per share amounts)
PROJECT COUGAR

Note: Per share value rounded to the nearest $0.05
Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
CONFIDENTIAL
Cheetah Revised
Offer (8/5/13):
$9.25
Risk Adj. NPV
$81 $105 $33 $60 $34 $12 $15 $34 $64 ($133) $3 ($8) $300
% Total Value 27% 35% 11% 20% 11% 4% 5% 11% 21% (44%) 1% (3%) 100%
Memo: Change in Per-Share Values from July 12 Presentation
Difference ($0.75) $0.05 ($0.20) $0.15 $0.05 $0.05 $0.20 $0.00 $0.05 ($0.20) $0.00 $0.05 ($0.55)
$2.50
$3.25
$1.00
$1.90
$1.05
$0.35
$0.50
$1.05
$2.00
($4.15)
$0.10
($0.25)
$9.30
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00
Cardene Curosurf Zyflo
(Brand)
Zyflo
(AG)
Bethkis Cougar
067
Retavase Retaflo Pertzye G&A
Expense
NOLs Net
Debt
Equity
Value
$9.65
Note: Lazard’s DCF valuation analysis now
assumes a 9/30/13 transaction close and has been
updated to reflect projected 9/30/13 net cash
Assumes 75% probability of
successful outcome in
Cardene IP litigation
Current Price: $8.87
Note: Cougar management estimates ~$4 million
of annual public company costs. Assuming these
costs continue in perpetuity at a 0% growth rate
and are discounted at Cougar’s 11% discount
rate, this results in a NPV of ~$0.70 per share
Note: For illustrative purposes, Lazard has assumed a
50% probability of Cardene 2016 generic entry and a
50% probability of Cardene 2028 generic entry

The chart below presents potential sources of upside or downside based on the sum-of-the-parts DCF analysis

LAZARD

FACTOR SUM-OF-THE-PARTS DCF MIDPOINT ($9.30) COMMENTS
NET REVENUE
(PRICE / VOLUME
UPSIDE /
DOWNSIDE)
Net revenue sensitized ± 5% in all years to
reflect potential risks and upsides, including:
Commercialization or competition risk
(volumes)
Price increases
EBITDA
MARGIN
Adjusted EBITDA margin sensitized ± 5% in all
years
Base case assumes expanding adj. EBITDA
margins
29% in 2013
Declining to 24% in 2014 (Zyflo generics)
Growing thereafter, to 42% by 2022
DISCOUNT
RATE
Discount rate sensitized from 10-12%
Base case: 11% Cougar WACC
TERMINAL
GROWTH
Terminal growth sensitized ± 5% across all
products
Base case assumes the following terminal
declines: 10% for branded products, 0% for
generic products and 10% for corporate
expenses
PROJECT COUGAR

Updated Illustrative DCF Sensitivity Analysis
($ per share)
CONFIDENTIAL
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
$8.55
$8.65
$8.05
$8.65
$10.95
$10.25
$10.65
$10.15
$7.00 $8.00 $9.00 $10.00 $11.00 $12.00

$8.50
$8.20
$7.90
$7.60
$7.30
$13.05
$12.70
$12.35
$11.95
$11.60
$6.00 $8.00 $10.00 $12.00 $14.00
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
FAVORABLE P.IV
OUTCOME
SUM-OF-THE-PARTS DCF RANGE COMMENTS
100%
CHANCE OF
FAVORABLE P.IV
OUTCOME
Sensitivities
Terminal growth ± 5% across all
products
Discount rate sensitized from 10-12%
P.IV Filing Background and Probabilities
Cougar received a P.IV filing for Cardene
on June 11
Cougar sued on July 24, triggering a 30-
month stay under the Hatch-Waxman
Act
Lazard evaluated two scenarios – 2016 or
2028 generic entry
Lazard then applied a probability to
each scenario
At the direction of the Special
Committee, Lazard chose 50% as the
base case for illustrative purposes
Cheetah told Cougar on a conference call
that their initial view implied a 75%
probability of a favorable litigation
outcome
75%
CHANCE OF
FAVORABLE P.IV
OUTCOME
50%
CHANCE OF
FAVORABLE P.IV
OUTCOME
25%
CHANCE OF
FAVORABLE P.IV
OUTCOME
0%
CHANCE OF
FAVORABLE P.IV
OUTCOME
Illustrative Cardene IP Litigation Outcome Sensitivity Analysis
($ per share)
PROJECT COUGAR

CONFIDENTIAL
The chart below illustrates various probabilities of Cougar realizing a favorable outcome in Cardene IP litigation for the current P.IV filing. A favorable outcome means that Cardene’s patents are upheld and generic entry does not occur until 2028

The base case assumes a Zyflo generic entry in September 2013, immediately post expiry of the '778 patent (expires September 21, 2013). The chart below sensitizes the sum-of-the-parts valuation of Cougar based on a range of Zyflo generic entry timelines, terminal growth rates and discount rates, assuming a 50% probability of a favorable Cardene IP litigation outcome

LAZARD

Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
ZYFLO
GENERIC ENTRY
SUM-OF-THE-PARTS DCF RANGE COMMENTS
BASE CASE
(9/30/2013)
Sensitivities
Discount rate sensitized from 10-12%
Zyflo Commentary
Zyflo is difficult to formulate and the timing
of a generic entrant is unknown
The Dey co-promotion expires at the end of
2013, which greatly increases cash flow from
additional exclusivity
Cougar is planning to launch an authorized
generic immediately upon generic entry
Continued price increases on Zyflo brand
expected to drive growth
Price increases continue post-
genericization
When generic entry is delayed, the price
of the authorized generic at launch is set
at a discount to the branded price and
does not change throughout the forecast
period
12/31/2013
3/31/2014
6/30/2014
9/30/2014
12/31/2014
12/31/2015
Illustrative Zyflo Generic Entry Sensitivity Analysis
($ per share)
PROJECT COUGAR

CONFIDENTIAL
$7.90
$8.15
$8.45
$8.80
$9.15
$9.40
$10.45
$12.35
$12.60
$13.05
$13.35
$13.80
$14.10
$15.50
$7.00 $9.00 $11.00 $13.00 $15.00 $17.00
Note: One
additional
quarter of
Zyflo
exclusivity is
worth ~$0.25
per share on
an NPV basis
Terminal growth ± 5% across all products

Analysis at Various Purchase Prices
($ in millions, except per share amounts)

PROJECT COUGAR
Source:
Public filings, Cougar management projections
Note: Debt and cash based on projected 9/30/13 balance
CONFIDENTIAL
Original Offer Range May 2 Revised Offer
Represents
~$3 million
increase in
minority
shareholder
value
Unaffected Price
Purchase Price per Share $5.50 $6.40 $6.70 $8.25 $9.00 $9.25 $9.50 $9.75
Premium to:
Unaffected Price ($5.50) 0% 16% 22% 50% 64% 68% 73% 77%
Low End of Original Range ($6.40) (14%) 0% 5% 29% 41% 45% 48% 52%
High End of Original Range ($6.70) (18%) (4%) 0% 23% 34% 38% 42% 46%
May 2 Revised Offer ($8.25) (33%) (22%) (19%) 0% 9% 12% 15% 18%
Basic Shares Outstanding 26.8 26.8 26.8 26.8 26.8 26.8 26.8 26.8
Effect of Options 0.3 0.5 0.6 0.9 1.0 1.0 1.1 1.1
Conversion of TLB 0.0 0.0 0.0 4.2 4.2 4.2 4.2 4.2
Fully-Diluted Shares Outstanding 27.2 27.4 27.4 31.9 32.0 32.1 32.1 32.2
Memo: Minority Shareholders' Shares 11.5 11.7 11.7 12.0 12.1 12.2 12.2 12.2
Fully-Diluted (TSM) Equity Value $149 $175 $184 $263 $288 $297 $305 $314
Plus: Term Loan A 60 60 60 60 60 60 60 60
Plus: Term Loan B 30 30 30 0 0 0 0 0
Less: Cash (51) (51) (51) (51) (51) (51) (51) (51)
Enterprise Value $188 $213 $222 $272 $297 $305 $313 $322
Minority Shareholder Value $63 $75 $79 $99 $109 $113 $116 $119
Implied Transaction Multiples
1.2x 1.3x 1.4x 1.7x 1.8x 1.9x 1.9x 2.0x
TEV / 2014E Net Revenue ($152) 1.2x 1.4x 1.5x 1.8x 2.0x 2.0x 2.1x 2.1x
TEV / 2013E EBITDA ($47) 4.0x 4.6x 4.8x 5.8x 6.4x 6.5x 6.7x 6.9x
TEV / 2014E EBITDA ($36) 5.2x 5.9x 6.1x 7.5x 8.2x 8.4x 8.7x 8.9x
Memo:
Precedent
EV / Net Rev. EV / EBITDA
Comparable
EV / Net Rev. EV / EBITDA
Transactions
LTM Forward LTM Forward
Companies
2013 2014 2013 2014
High: 3.2x 3.2x 12.1x 10.1x High: 5.9x 5.0x 21.9x 14.9x
Mean: 3.0x 3.1x 10.6x 8.9x Mean: 4.1x 3.4x 15.5x 11.0x
Median: 3.1x 3.1x 10.9x 8.9x Median: 4.1x 3.5x 15.1x 11.9x
Low: 2.6x 3.0x 9.0x 7.6x Low: 1.7x 1.3x 9.7x 7.3x
TEV / 2013E Net Revenue ($161)

Appendix CONFIDENTIAL

Cheetah Revised Offer
(8/5/13):
$9.25
Current:
$8.87
Unaffected:
$5.50
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
1,400
1,200
1,000
800
600
400
200
0
Aug-09
Feb-10
Aug-10
Feb-11
Aug-11
Feb-12
Aug-12
Feb-13
Aug-13
A
B
C
D
E
F
G
H
I
J

A	
B	
C	
D	
E	
F	
G	
H	
I	
J	

LAZARD

Cougar Historical Trading Performance
($ per share, volume in 000s)

CONFIDENTIAL
Source:
FactSet
June 22, 2011 Provided strategic update; business to be focused on respiratory and related markets, particularly the hospital market
Jan. 4, 2012 Announced acquisition of Cardiokine (lead product, lixivaptan, for the treatment of hyponatremia); acquisition was effective December 2011
Mar. 7, 2012 Divested anti-infective assets (Factive and Spectracef) to Merus Labs and Vansen Pharma
May 14, 2012 Acquired EKR Therapeutics, expanding presence in the hospital market through the addition of Cardene I.V. and Retavase
Sept. 13, 2012 Negative FDA panel vote on lixivaptan
Nov. 8, 2012 Acquired U.S. rights to Bethkis from Cheetah
Feb. 20, 2013 Announced receipt of Cheetah proposal
May 9, 2013 Announced 1Q13 financial results – above Ladenburg estimates but below F-1, and announced Pertzye transaction
June 13, 2013 Announced receipt of a Paragraph IV Notice Letter from Exela Pharma Sciences for Cardene I.V.
August 6, 2013 Announced 2Q13 financial results – above Ladenburg estimates and F-1 forecast
PROJECT COUGAR

Source: FactSet, NASDAQ
(a)
Directional analysis based on change in quarterly holdings and quarterly VWAPs; Stonepine Capital Management estimated cost basis assumes VWAP period of
Jan. 1, 2013 to Feb. 25, 2013 (date of letter to Cougar)
(b)
Date of initiation of most recent position (defined as the first quarter after the last quarter in which the fund reported holding zero shares)
Shareholder Analysis
($ and volume in 000s, except per share amounts)
Disclosed
700,000 share
position in
Feb. 25 letter
PROJECT COUGAR
Increased
position by
~300,000
shares in 1Q13
CONFIDENTIAL
Arbitrage fund;
established
position in 1Q13
SHAREHOLDER
CURRENT
VALUE
CURRENT
POSITION
% OWNERSHIP
ESTIMATED
COST BASIS
(a)
DATE POS.
INITIATED
(b)
YoY
Cheetah $139,148 15,688 58%
Cougar CEO 14,300 1,612 6%
Other Insiders 5,768 650 2%
BlackRock Fund Advisors $7,294 822 $6.69 2Q09 458
Stonepine Capital Management 6,209 700 5.94 1Q13 700
Loeb Capital Management LLC 4,269 481 6.27 1Q13 481
Healthcare Value Capital LLC 2,447 276 5.13 3Q12 276
Renaissance Technologies LLC 2,296 259 5.81 1Q09 86
TFS Capital LLC 1,708 193 7.54 3Q12 193
The Vanguard Group, Inc. 1,492 168 5.93 Pre-3Q04 50
SSgA Funds Management, Inc. 1,116 126 7.48 2Q09 3
Kennedy Capital Management, Inc. 907 102 6.27 1Q13 102
Northern Trust Investments, Inc. 898 101 7.07 2Q09 (23)
Morgan Stanley & Co. LLC 785 88 6.08 2Q12 81
PanAgora Asset Management, Inc. 692 78 6.31 4Q10 61
Menta Capital LLC 601 68 5.74 3Q12 68
Tekla Capital Management LLC 586 66 6.78 2Q05 (108)
TIAA-CREF Investment Management LLC 540 61 7.57 Pre-3Q04 3
GSA Capital Partners LLP 499 56 6.20 3Q11 28
Geode Capital Management LLC 349 39 7.20 3Q09 (9)
Dimensional Fund Advisors, Inc. 323 36 5.27 2Q05 0
JPMorgan Investment Management, Inc. 321 36 5.74 2Q12 13
Susquehanna Financial Group LLLP 317 36 6.44 3Q12 36
Top 20 Institutional Shareholders $33,650 3,794 14% $6.31
Implied Retail $45,211 5,097 19%
Total Shares $238,078 26,841 100%
3.1%
2.6%
1.8%
1.0%
1.0%
0.7%
0.6%
0.5%
0.4%
0.4%
0.3%
0.3%
0.3%
0.2%
0.2%
0.2%
0.1%
0.1%
0.1%
0.1%
6%
7%
8%
9%
10%
11%
11%
12%
12%
12%
13%
13%
13%
13%
14%
14%
14%
14%
14%

Key Product-Level Assumptions
($ in millions)
CONFIDENTIAL

PROJECT COUGAR
Source: Cougar management projections and Lazard estimates
(a)
S&M expense includes allocations based on salesforce prioritization
(b)
Corporate R&D expense excluded from sum-of-the-parts DCF analysis
The table below represents an overview of Cougar management’s forecast assumptions, as adjusted at the Special
Committee's direction
2015-2017 Retaflo R&D is
adjusted at Retavase’s PoS
Represents unadjusted
financials from F-1 forecast
Launch Peak Net 2022 Net Gross Margin / Operating Expenses
Cumulative
Terminal Value
Patent Year Revenue (Year) Revenue POS Period GM A&P S&M
(a)
G&A R&D
(b)
Growth Year
2013 85% $2.5 $8.9 $0.6
'13-'22 Avg 80% 2.7 8.5 0.5
2013 38% 0.9 3.6 0.6
'13-'22 Avg 48% 0.6 2.3 0.7
2013 84% 0.3 7.4 1.1
'13-'22 Avg 85% 0.0 0.7 0.3
2013 87% 0.0 0.0 0.0
'13-'22 Avg 85% 0.0 0.0 0.0
2013 60% 2.0 1.4 0.9
'13-'22 Avg 63% 0.9 1.0 0.7
2013 26% 0.0 0.3 0.4
'13-'22 Avg 25% 0.0 0.5 0.3
2013 - 0.0 0.0 0.7
'13-'22 Avg 76% 1.6 0.6 0.5
2013 - 0.0 0.0 0.0
'13-'22 Avg 79% 0.5 1.4 0.1
2013 78% 1.2 2.1 0.1
'13-'22 Avg 74% 1.5 3.3 0.2
2013 - 0.0 8.2 17.9
'13-'22 Avg - 0.0 9.1 21.4
100% 0.0 (10%) 2022
Zyflo
(AG)
15.3 2013
Generic
Sept
2022
2013 22.6
20.8 2013
Generic
31.1
Mar
2015
Corporate
Expenses
Retaflo
Retavase
Cougar-067
Bethkis
Pertzye
$51.9
47.4 2009 Expired
Sept
2013
56.5
Zyflo
(Brand)
Curosurf
Cardene
Dec
2027
2008
(RTU)
2005
(2013) $40.3 100%
100% 47.4 (2022)
100%
15.1 (2014)
(2015) 22.6
11.1 (2015)
-
TBD
- - - -
74.4 2018 74.4 (2022)
Expired 2013 40.1 (2022) 40.1
2016 31.1 (2022)
2022 (10%) 0.0
100%
100%
100% 0.0 0% 2022
0.6
1.1
(2013) 3.5
$0.0 (10%) 2029
0.0 (10%) 2024
2022
-
90%
60%
2024 (10%)
(10%) 2022
0% 2022
(10%)
(10%) 2022 8.5
21.8
9.5

Preliminary Probability-Adjusted Forecast – 2028 Cardene Generics

	Fiscal Year Ending December 31,									
	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E
	$51.9	$50.9	$50.1	$49.0	$47.6	$46.1	$44.6	$43.1	$41.7	$40.3
	39.9	42.6	40.8	42.0	42.7	43.5	45.3	45.3	47.3	47.4
	56.5	10.8	5.3	5.3	5.6	5.2	4.9	4.5	4.0	3.5
	4.8	20.1	20.8	20.4	12.4	10.9	11.0	11.0	11.0	11.1
	0.4	12.1	22.6	22.6	22.6	22.6	22.6	22.6	22.6	22.6
	6.1	7.7	15.3	15.2	15.1	15.1	15.1	15.1	15.1	15.1
	0.0	0.0	0.0	0.1	7.5	17.5	23.2	24.9	25.9	26.9
	0.0	0.0	0.0	0.0	0.0	0.2	11.6	36.0	40.5	42.5
	1.7	7.5	15.4	22.7	27.8	31.0	33.7	35.8	37.9	40.1
	$161.2	**$151.7**	**$170.3**	**$177.3**	**$181.4**	**$192.2**	**$211.8**	**$238.2**	**$246.0**	**$249.6**
	13.2%	*(5.9%)*	*12.2%*	*4.1%*	*2.3%*	*5.9%*	*10.2%*	*12.5%*	*3.3%*	*1.5%*
	$114.5	**$102.2**	**$111.5**	**$116.6**	**$118.9**	**$126.9**	**$140.9**	**$161.2**	**$167.0**	**$169.0**
	71.0%	*67.4%*	*65.5%*	*65.8%*	*65.5%*	*66.0%*	*66.5%*	*67.6%*	*67.9%*	*67.7%*
	$61.1	$54.5	$57.4	$57.7	$59.6	$58.2	$61.7	$62.2	$62.8	$63.5
	7.5	12.1	9.4	3.1	2.8	1.1	1.3	1.4	1.4	1.4
	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
	3.5	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	$22.0	**$13.8**	**$21.3**	**$33.6**	**$34.6**	**$46.7**	**$57.5**	**$75.7**	**$80.8**	**$82.1**
	13.7%	*9.1%*	*12.5%*	*19.0%*	*19.1%*	*24.3%*	*27.2%*	*31.8%*	*32.8%*	*32.9%*
	$0.7	$0.5	$0.4	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3
	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
	$40.1	**$32.3**	**$41.7**	**$53.5**	**$55.2**	**$67.2**	**$78.2**	**$97.8**	**$102.9**	**$104.2**
	24.9%	*21.3%*	*24.5%*	*30.2%*	*30.4%*	*35.0%*	*36.9%*	*41.1%*	*41.8%*	*41.8%*
	$3.5	$3.7	$3.3	$2.6	$1.6	$0.6	$0.0	$0.0	$0.0	$0.0
	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	$46.6	**$36.1**	**$45.2**	**$56.1**	**$56.9**	**$67.9**	**$78.3**	**$97.9**	**$103.0**	**$104.3**
	28.9%	*23.8%*	*26.5%*	*31.7%*	*31.3%*	*35.4%*	*36.9%*	*41.1%*	*41.9%*	*41.8%*

LAZARD

PROJECT COUGAR

CONFIDENTIAL
Source: Cougar management projections and Lazard estimates
($ in millions)
Cardene
Curosurf
Zyflo Branded
Zyflo AG
Bethkis
Cougar-067
Retavase (90%)
Retaflo (60%)
Pertzye
Total Net Revenue
% Growth
Gross Profit
% Margin
Selling, General and Administrative
Research and Development
Amortization of Product Rights
Change in Acq-Related Payments
Transaction-Related Expenses
Operating Income
% Margin
Depreciation
Amortization
EBITDA
% Margin
Change in Acq-Related Payments
Transaction-Related Expenses
Adjusted EBITDA
% Margin

Preliminary Probability-Adjusted Forecast – 2016 Cardene Generics

	Fiscal Year Ending December 31,									
	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E
	$51.9	$50.9	$50.1	$12.3	$4.8	$4.6	$4.5	$4.3	$4.2	$4.0
	39.9	42.6	40.8	42.0	42.7	43.5	45.3	45.3	47.3	47.4
	56.5	10.8	5.3	5.3	5.6	5.2	4.9	4.5	4.0	3.5
	4.8	20.1	20.8	20.4	12.4	10.9	11.0	11.0	11.0	11.1
	0.4	12.1	22.6	22.6	22.6	22.6	22.6	22.6	22.6	22.6
	6.1	7.7	15.3	15.2	15.1	15.1	15.1	15.1	15.1	15.1
	0.0	0.0	0.0	0.1	7.5	17.5	23.2	24.9	25.9	26.9
	0.0	0.0	0.0	0.0	0.0	0.2	11.6	36.0	40.5	42.5
	1.7	7.5	15.4	22.7	27.8	31.0	33.7	35.8	37.9	40.1
	$161.2	**$151.7**	**$170.3**	**$140.5**	**$138.6**	**$150.7**	**$171.7**	**$199.4**	**$208.5**	**$213.3**
	13.2%	*(5.9%)*	*12.2%*	*(17.5%)*	*(1.4%)*	*8.7%*	*14.0%*	*16.1%*	*4.5%*	*2.3%*
	$114.5	**$102.2**	**$111.5**	**$86.4**	**$84.3**	**$94.0**	**$109.8**	**$131.7**	**$139.2**	**$142.9**
	71.0%	*67.4%*	*65.5%*	*61.5%*	*60.8%*	*62.4%*	*63.9%*	*66.0%*	*66.8%*	*67.0%*
	$61.1	$54.5	$57.4	$45.4	$47.6	$48.2	$51.4	$51.8	$52.3	$52.8
	7.5	12.1	9.4	3.1	2.8	1.1	1.3	1.4	1.4	1.4
	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
	3.5	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	$22.0	**$13.8**	**$21.3**	**$15.7**	**$11.9**	**$23.7**	**$36.6**	**$56.6**	**$63.6**	**$66.8**
	13.7%	*9.1%*	*12.5%*	*11.1%*	*8.6%*	*15.7%*	*21.3%*	*28.4%*	*30.5%*	*31.3%*
	$0.7	$0.5	$0.4	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3
	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
	$40.1	**$32.3**	**$41.7**	**$35.5**	**$32.5**	**$44.3**	**$57.2**	**$78.7**	**$85.7**	**$88.9**
	24.9%	*21.3%*	*24.5%*	*25.3%*	*23.5%*	*29.4%*	*33.3%*	*39.5%*	*41.1%*	*41.7%*
	$3.5	$3.7	$3.3	$2.6	$1.6	$0.6	$0.0	$0.0	$0.0	$0.0
	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	$46.6	**$36.1**	**$45.2**	**$38.2**	**$34.2**	**$45.0**	**$57.3**	**$78.8**	**$85.8**	**$89.0**
	28.9%	*23.8%*	*26.5%*	*27.2%*	*24.7%*	*29.8%*	*33.4%*	*39.5%*	*41.1%*	*41.7%*

LAZARD

PROJECT COUGAR

CONFIDENTIAL
Source: Cougar management projections and Lazard estimates
Cardene
Curosurf
Zyflo Branded
Zyflo AG
Bethkis
Cougar-067
Retavase (90%)
Retaflo (60%)
Pertzye
Total Net Revenue
% Growth
Gross Profit
% Margin
Selling, General and Administrative
Research and Development
Amortization of Product Rights
Change in Acq-Related Payments
Transaction-Related Expenses
Operating Income
% Margin
Depreciation
Amortization
EBITDA
% Margin
Change in Acq-Related Payments
Transaction-Related Expenses
Adjusted EBITDA
% Margin
($ in millions)

Preliminary Going-Concern DCF Analysis – 2028 Cardene Generics

Stub	Fiscal Year Ending December 31,								
Q4:13	2014	2015	2016	2017	2018	2019	2020	2021	2022
$38.5	**$151.7**	**$170.3**	**$177.3**	**$181.4**	**$192.2**	**$211.8**	**$238.2**	**$246.0**	**$249.6**
10.2%	*(5.9%)*	*12.2%*	*4.1%*	*2.3%*	*5.9%*	*10.2%*	*12.5%*	*3.3%*	*1.5%*
$26.1	**$102.2**	**$111.5**	**$116.6**	**$118.9**	**$126.9**	**$140.9**	**$161.2**	**$167.0**	**$169.0**
67.9%	*67.4%*	*65.5%*	*65.8%*	*65.5%*	*66.0%*	*66.5%*	*67.6%*	*67.9%*	*67.7%*
$13.6	$54.5	$57.4	$57.7	$59.6	$58.2	$61.7	$62.2	$62.8	$63.5
5.8	22.8	25.5	26.6	27.2	28.8	31.8	35.7	36.9	37.4
4.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
1.0	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
0.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
$1.3	**$3.1**	**$5.1**	**$10.1**	**$10.1**	**$18.9**	**$27.1**	**$41.3**	**$45.3**	**$46.1**
(1.3)	(5.6)	(6.5)	(8.9)	(8.3)	(9.4)	(11.8)	(17.6)	(19.1)	(19.3)
4.6	18.5	20.5	19.9	20.6	20.6	20.7	22.1	22.1	22.1
1.0	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
0.0	(0.1)	(0.4)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
(4.9)	(6.9)	(4.3)	(1.7)	(11.3)	(1.3)	3.9	2.1	3.2	4.2
(1.5)	(11.3)	(10.2)	(15.2)	(6.7)	(4.4)	(11.3)	0.0	0.0	0.0
($0.8)	**$1.5**	**$7.6**	**$6.5**	**$5.7**	**$24.7**	**$28.3**	**$47.6**	**$51.2**	**$52.8**
$7.0	**$25.4**	**$29.0**	**$32.7**	**$32.4**	**$40.2**	**$47.8**	**$63.5**	**$67.5**	**$68.3**
18.1%	*16.8%*	*17.0%*	*18.4%*	*17.9%*	*20.9%*	*22.6%*	*26.7%*	*27.4%*	*27.4%*

LAZARD

($ in millions, except per share amounts)
CONFIDENTIAL PROJECT COUGAR

Source: Cougar management projections
Note: Cash flows discounted to 9/30/13. Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of
$7.098 per share)
Note: Working capital normalized for terminal value
Total Net Revenue
% Growth
Gross Profit
% Margin
Selling, General and Administrative
Research and Development
Amortization of Product Rights
Change in Acq-Related Payments
Transaction-Related Expenses
Adjusted EBIT
Less: Tax Provision
Plus: Depreciation and Amortization
Plus: Change in Acq-Related Payments
Less: Capital Expenditures
Less: Change in Working Capital
Less: Contingent Payments (Cash)
Unlevered Cash Flow
Memo: Adj. EBITDA
% Margin
NPV of PV of Terminal Value Plus: Plus: Equity Value Equity Value Per Share
Cash Flow with Growth Rate of: Net NPV of with Growth Rate of: with Growth Rate of:
Q413 - '22 1.5% 2.5% 3.5% Cash NOLs 1.5% 2.5% 3.5% 1.5% 2.5% 3.5%
10.0% $115 $237 $271 $316 ($8) $3 $347 $381 $426 $10.75 $11.75 $13.10
11.0% 108 + 195 220 252 + (8) + 3 = 298 323 354
=
9.30 10.05 10.95
12.0% 101 162 181 204 (8) 3 259 277 301 8.10 8.65 9.35
Discount
Rate

Preliminary Going-Concern DCF Analysis – 2016 Cardene Generics

	Stub	Fiscal Year Ending December 31,								
	Q4:13	2014	2015	2016	2017	2018	2019	2020	2021	2022
Total Net Revenue	$38.5	$151.7	$170.3	$140.5	$138.6	$150.7	$171.7	$199.4	$208.5	$213.3
% Growth	*10.2%*	*(5.9%)*	*12.2%*	*(17.5%)*	*(1.4%)*	*8.7%*	*14.0%*	*16.1%*	*4.5%*	*2.3%*
Gross Profit	$26.1	$102.2	$111.5	$86.4	$84.3	$94.0	$109.8	$131.7	$139.2	$142.9
% Margin	*67.9%*	*67.4%*	*65.5%*	*61.5%*	*60.8%*	*62.4%*	*63.9%*	*66.0%*	*66.8%*	*67.0%*
Selling, General and Administrative	$13.6	$54.5	$57.4	$45.4	$47.6	$48.2	$51.4	$51.8	$52.3	$52.8
Research and Development	5.8	22.8	25.5	21.1	20.8	22.6	25.8	29.9	31.3	32.0
Amortization of Product Rights	4.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
Change in Acq-Related Payments	1.0	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
Transaction-Related Expenses	0.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Adjusted EBIT	$1.3	$3.1	$5.1	($2.3)	($6.1)	$2.2	$12.1	$28.1	$33.7	$36.2
Less: Tax Provision	(1.3)	(5.6)	(6.5)	(4.2)	(2.1)	(3.1)	(6.1)	(12.6)	(14.7)	(15.6)
Plus: Depreciation and Amortization	4.6	18.5	20.5	19.9	20.6	20.6	20.7	22.1	22.1	22.1
Plus: Change in Acq-Related Payment	1.0	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
Less: Capital Expenditures	0.0	(0.1)	(0.4)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Change in Working Capital	(4.9)	(6.9)	(4.3)	(1.7)	(11.3)	(1.3)	3.9	2.1	3.2	4.2
Less: Contingent Payments (Cash)	(1.5)	(11.3)	(10.2)	(9.8)	(3.9)	(4.4)	(11.3)	0.0	0.0	0.0
Unlevered Cash Flow	($0.8)	$1.5	$7.6	$4.1	($1.5)	$14.3	$19.0	$39.4	$44.0	$46.7
Memo: Adj. EBITDA	$7.0	$25.4	$29.0	$20.2	$16.2	$23.5	$32.9	$50.3	$55.9	$58.4
% Margin	*18.1%*	*16.8%*	*17.0%*	*14.4%*	*11.7%*	*15.6%*	*19.1%*	*25.2%*	*26.8%*	*27.4%*

LAZARD

CONFIDENTIAL PROJECT COUGAR

Source: Cougar management projections
Note: Cash flows discounted to 9/30/13. Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
Note: Working capital normalized for terminal value
NPV of PV of Terminal Value Plus: Plus: Equity Value Equity Value Per Share
Cash Flow with Growth Rate of: Net NPV of with Growth Rate of: with Growth Rate of:
Q413 - '22 1.5% 2.5% 3.5% Cash NOLs 1.5% 2.5% 3.5% 1.5% 2.5% 3.5%
10.0% $87 $206 $236 $275 ($8) $3 $288 $318 $357 $9.00 $9.90 $11.05
11.0% 82 + 170 192 219 + (8) + 3 = 246 268 296
=
7.75 8.40 9.20
12.0% 76 141 158 178 (8) 3 213 229 249 6.70 7.20 7.85
Discount
Rate
($ in millions, except per share amounts)
Financial projections based on probability-adjusted Cougar forecasts. This going-concern analysis assumes the
Company dedicates 15% of net revenue (based on peer benchmarking) to R&D or business development efforts to generate sustainable growth and generate a positive terminal value

Company Name	Share Price 8/7/13	% of 52 Week High	Market Value[6]	Enterprise Value[6]	2012-2015 Net Rev. CAGR	2012A Gross Margin	2012A EBITDA Margin	R&D as % of Net Rev.	Net Revenue 2013E	Net Revenue 2014E	EBITDA 2013E	EBITDA 2014E
	MARKET DATA				FINANCIAL METRICS				VALUATION DATA[1-3] — Enterprise Value as a Multiple of:			
Cubist Pharmaceuticals Inc.[5,6]	$61.54	95.0%	$5,325	$5,515	20.3%	75.2%	30.2%	30.0%	4.8x	4.1x	NM	NM
Jazz Pharmaceuticals Plc[6]	80.73	100.0%	5,096	5,144	20.8%	86.5%	48.3%	3.1%	5.9x	5.0x	10.9x	8.6x
Questcor Pharmaceuticals Inc.	64.56	92.2%	4,216	4,141	25.3%	94.4%	58.5%	6.7%	5.7x	4.6x	9.7x	7.3x
Medicines Co.[4,6]	32.03	86.3%	1,911	1,979	16.4%	65.8%	17.4%	22.2%	2.9x	2.5x	21.9x	12.3x
Auxilium Pharmaceuticals Inc.[5,6]	19.07	75.9%	950	1,437	24.5%	76.9%	3.8%	15.1%	3.4x	3.0x	19.3x	11.9x
Pernix Therapeutics Holdings Inc.[6]	3.26	37.5%	123	157	3.5%	63.8%	NM	4.7%	1.7x	1.3x	NM	14.9x
				High:	25.3%	94.4%	58.5%	30.0%	5.9x	5.0x	21.9x	14.9x
				75th Percentile:	23.6%	84.1%	48.3%	20.5%	5.5x	4.4x	20.0x	12.3x
				Mean:	18.5%	77.6%	31.7%	13.6%	4.1x	3.4x	15.5x	11.0x
				Median:	20.6%	76.0%	30.2%	10.9%	4.1x	3.5x	15.1x	11.9x
				25th Percentile:	17.4%	70.4%	17.4%	5.2%	3.0x	2.7x	10.6x	8.6x
				Low:	3.5%	65.8%	3.8%	3.1%	1.7x	1.3x	9.7x	7.3x
Cougar (Unaffected)	3.50	71.4%	$149	$188	13.6%	59.7%	23.9%	3.7%	1.2x	1.2x	4.0x	5.2x

LAZARD

CONFIDENTIAL PROJECT COUGAR

Selected Public Companies Analysis
($ in millions, except per share amounts)
Source:
FactSet, Capital IQ, public filings, I/B/E/S consensus estimates
Note: Cougar unaffected price as of February 19, 2013. Financials per Cougar management projections. Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
(a)
Market equity value based on the number of fully-diluted shares
(b)
Net revenue and EBITDA estimates represent consensus research estimates for calendar year
(c)
Pro forma for conversion of in-the-money convertible debt after effect of call spread / hedging transactions
(d)
Pro forma for acquisitions of Optimer and Trius
(e)
Pro forma for acquisition of EUSA and divestiture of women's health product portfolio
(f)
Pro forma for acquisition of ProFibrix
(g)
Pro forma for acquisition of Actient
(h)
Pro forma for acquisitions of Cypress and Somaxon

BUYER	TARGET	ANN. DATE	ENTERPRISE VALUE	EV / LTM NET REVENUE	EV / LTM EBITDA	EV / FORWARD NET REVENUE	EV / FORWARD EBITDA
			High:	3.2x	12.1x	3.2x	10.1x
			75th Percentile:	3.1x	11.5x	3.1x	9.5x
			Mean:	3.0x	10.6x	3.1x	8.9x
			Median:	3.1x	10.9x	3.1x	8.9x
			25th Percentile:	3.0x	9.9x	3.0x	8.3x
			Low:	2.6x	9.0x	3.0x	7.6x

LAZARD

Precedent Transactions Analysis
($ in millions)
PROJECT COUGAR

Source:
Public filings, Mergermarket, Wall Street Research
Note: LTM multiples based upon most recently announced financials or annualized financials
Note: Forward multiples based upon estimated performance for the current calendar or fiscal year
CONFIDENTIAL
EKR Therapeutics
Shionogi & Co. Ltd. Sciele Pharma Inc. 09/01/08 $1,263 3.1x 12.1x 3.0x 10.1x
Medicis Pharmaceutical Graceway Pharmaceuticals 11/18/11 455 3.0x 10.9x NA NA
Hisamitsu Pharmaceutical Co. Noven Pharmaceuticals 07/14/09 362 3.1x NM 3.2x 7.6x
Meda AB Alaven Pharmaceutical 08/30/10 350 3.2x 9.0x NA NA
Cougar 05/14/12 150 2.6x NM NA NA

Cougar Weighted Average Cost of Capital Analysis
($ in millions)
CONFIDENTIAL PROJECT COUGAR

Source:
FactSet, Capital IQ, public filings, Barra
Note:
Cougar debt represents projected balance as of September 30, 2013
(a)
Levered Beta values from Barra
(b)
Unlevered Beta = Levered Beta / [1+(1-Tax Rate)(Debt / Equity)]
(c)
Debt balances as of most recent balance sheet; pro forma for conversion of in the money convertible debt
(d)
Based on closing stock price as of August 7, 2013. Based on TSM fully-diluted shares outstanding, pro forma for conversion of in the money convertible debt
(e)
Risk Free Rate is the 10-year Treasury Bond yield as of August 7, 2013
(f)
Market risk premium per 2013 Ibbotson Risk Premia Over Time Report
(g)
Size premium for companies with market capitalizations between $255mm and $514mm per Ibbotson 2013
(h)
Levering Factor = [1+(1-Tax Rate)(Debt / Equity)]
(i)
Cost of Equity = Risk Free Rate of Return + (Levered Beta)(Market Risk Premium)
(j)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt / Cap.) + (Cost of Equity)(Equity / Cap.)
Company Ticker
Cubist Pharmaceuticals Inc. CBST 0.69 0.61 16.9% 20.3% $1,081 $5,325
Jazz Pharmaceuticals Plc JAZZ 0.99 0.93 9.8% 10.8% 552 5,096
Questcor Pharmaceuticals Inc. QCOR 1.34 1.33 0.4% 0.4% 17 4,216
Medicines Co. MDCO 0.86 0.79 12.6% 14.4% 275 1,911
Auxilium Pharmaceuticals Inc. AUXL 1.28 0.94 37.2% 59.1% 562 950
Pernix Therapeutics Holdings Inc. PTX 1.46 1.11 33.1% 49.4% 61 123
Average: 1.10 0.95 18.3% 25.7% $425 $2,937
Memo:
Cougar ($9.25 Revised Offer) 1.10 0.98 16.7% 20.1% $60 $297
Assumptions
Marginal Tax Rate 38.0%
Risk Free Rate of Return (e) 2.61%
Pre-Tax / After-Tax Cost of Debt
Market Risk Premium (f) 6.70% 6.00% 6.50% 7.00% 7.50% 8.00% 8.50%
Ibbotson Size Premium (g) 2.70% 3.72% 4.03% 4.34% 4.65% 4.96% 5.27%
Weighted Average Cost of Capital (j)
0.0% 0.0% 0.95 1.00 0.95 11.7% 11.70% 11.70% 11.70% 11.70% 11.70% 11.70%
12.5% 14.3% 0.95 1.09 1.04 12.3% 11.20% 11.24% 11.27% 11.31% 11.35% 11.39%
25.0% 33.3% 0.95 1.21 1.15 13.0% 10.69% 10.77% 10.85% 10.93% 11.00% 11.08%
37.5% 60.0% 0.95 1.37 1.31 14.1% 10.19% 10.31% 10.42% 10.54% 10.66% 10.77%
50.0% 100.0% 0.95 1.62 1.54 15.7% 9.69% 9.85% 10.00% 10.16% 10.31% 10.47%
Table Average 10.89%
Debt / Cap. Debt / Equity
Unlevered
Beta
Levering
Factor (h)
Levered
Beta
Cost of
Equity (i)
Levered
Beta (a)
Unlevered
Beta (b)
Debt
/ Cap.
Debt
/ Equity Debt (c)
Market
Value (d)